UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2016

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 29, 2016, pursuant to existing stock repurchase authorizations, we entered into an accelerated share repurchase agreement (the “ASR Contract”) with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), to repurchase an aggregate of $100 million of our common stock.
Under the ASR Contract, we will pay $100 million to JPMorgan and will receive an initial delivery of approximately 1.75 million shares of AspenTech common stock, based on current market prices. The final number of shares we will repurchase under the ASR Contract will be based on the average of the daily volume-weighted average prices of our common stock during the term of the transaction, less a discount. At settlement, under certain circumstances, JPMorgan may be required to deliver additional shares of common stock to us, or under certain circumstances, we may be required to either, at our election, deliver shares of common stock or make a cash payment to JPMorgan. The final settlement of the transactions under the ASR Contract is expected to take place in our second fiscal quarter of 2017. The terms of the ASR Contract are subject to adjustment, including adjustments arising if we were to enter into or announce certain types of transactions or to take certain corporate actions.
The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which JPMorgan is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by us and JPMorgan to one another.
The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy of which is filed herewith as Exhibit 10.1.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Item 8.01           Other Events.

On August 30, 2016, we issued a press release announcing our entry into the ASR Contract. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1
Master Confirmation-Accelerated Share Repurchase, dated August 29, 2016 between Aspen Technology, Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

99.1
Press release issued by Aspen Technology, Inc. on August 30, 2016, announcing its entry into the Accelerated Share Repurchase Agreement with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: August 30, 2016	By:	/s/ Karl E. Johnsen
Karl E. Johnsen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Master Confirmation-Accelerated Share Repurchase, dated August 29, 2016 between Aspen Technology, Inc. and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

99.1
Press release issued by Aspen Technology, Inc. on August 30, 2016, announcing its entry into the Accelerated Share Repurchase Agreement with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.